UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2005

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol, Amsterdam, The Netherlands

(Address of principal executive offices)

Registrant’s telephone number, including area code +31 20 502 0000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2005, VIA NET.WORKS, Inc. received a letter from The Nasdaq Stock Market (“Nasdaq”) stating that as a result of VIA’s failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2004, Nasdaq intends to delist VIA’s common stock on April 28, 2005.  VIA plans to file its Annual Report on Form 10-K on or about April 25, 2005.  We believe that if we file our Form 10-K when expected, Nasdaq will withdraw its delisting notice.

VIA has previously announced the delay in filing our Form 10-K, indicating that the delay resulted from additional procedures required by our plans to sell our business operations.  On April 1, 2005, we filed a notice with the Securities and Exchange Commission stating that the filing of our Annual Report on Form 10-K would be delayed due to the strategic discussions in which we were engaged.  On April 11, prior to the April 15th deadline (as extended by our April 1st filing), we announced that we had entered into a letter of intent to sell all of our remaining operations to Claranet Group Limited, and in that press release indicated that we could now move ahead with completing our Annual Report on Form 10-K.

As previously announced, under U.S. generally accepted accounting principles, the sale of our Swiss business (announced April 1, 2005) and this preliminary agreement to sell our other businesses requires us to assess whether the carrying value of our assets as at December 31, 2004 has been impaired.  If we determine that our assets are impaired as a result of either of these events, we would recognize an impairment charge which would increase our operating loss for 2004 and decrease the book value of our assets as at December 31, 2004.  We have completed that review and expect to report our 2004 financial results no later than April 25, 2005.

There can be no assurance that Nasdaq will withdraw the delisting notice when we file our Form 10-K.  If Nasdaq does not withdraw its delisting notice following the filing of our Form 10-K, VIA has the right to appeal Nasdaq’s determination to the Nasdaq Listing Qualifications Panel, pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series.  We have not yet determined whether we will file an appeal.

A copy of the related press release is filed hereto as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

(c) Exhibits.

99.1         Press Release issued by VIA NET.WORKS, Inc., dated April 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA NET.WORKS, INC.
(Registrant)

/s/ Matt S. Nydell
Matt S. Nydell
Senior Vice President,
General Counsel & Secretary

April 22, 2005

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by VIA NET.WORKS, Inc., dated April 21, 2005.